                                                                   EXHIBIT 10.21


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement ("Assignment") is made as of July 28, 1995 (the "Contribution Date"), by and between T & W Finance Company V, L.L.C., a Delaware limited liability company ("Assignor"), and T & W Funding Company IV, L.L.C., a Delaware limited liability company ("Assignee"), with reference to the following facts:

                                    RECITALS:

         A. In connection with the contribution, from time to time, of certain lease assets of Assignor in conjunction with the issuance from time to time of notes (the "Notes") by the Assignee, Assignee and the Assignor have executed the Contribution Agreement dated as of July 1, 1995 (the "Contribution Agreement").

         B. In connection with the Contribution Agreement, the Assignor desires to assign and transfer to Assignee all of Assignor's right, title and interest in and to each of the assets described in Schedule II hereto, as supplemented from time to time, and the corresponding paragraphs below (the "Assigned Interests").

         C. Assignor desires to transfer and Assignee is willing to assume certain indebtedness of Assignor listed on Schedule I hereto.

         D. Assignee desires to accept the Assignment and transfer of the Assigned Interests and assume all duties and obligations attendant thereto, accruing after the Contribution Date.

         E. Terms used but not defined herein have the meanings ascribed to them in the Contribution Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in consideration of the mutual covenants set forth herein, the Assignor and Assignee hereby agree as follows:

         1. Assignment. The Assignor hereby assigns, conveys, grants and transfers, without recourse except as provided in the Contribution Agreement, to Assignee (and the successors and assigns of Assignee) the following property:

                  1.1. The Assignor's right, title and interest in and to the Lease Contracts and related Lease Receivables described and listed on
         Schedule II hereto.

                  1.2. All of Assignor's right, title and interest in and to the equipment subject to each such Lease Contract (the "Equipment").

                  1.3. All of Assignor's other Lease Assets relating to each such Lease Contract.

         2. Assumption. The Assignee hereby agrees to assume the indebtedness of Assignor listed on Schedule I hereto and to use the proceeds of the sale of Notes to pay such indebtedness. Assignee hereby accepts the foregoing Assignment and hereby assumes all of the other obligations incident hereto and thereto, subject to the terms and conditions of the Contribution Agreement.

         3. Further Assurance. The Assignor and Assignee each hereby agree to provide such further assurances and to execute and deliver such documents and to perform all such other acts as are necessary or appropriate to consummate and effectuate this Assignment.

         4. Distinct Entities. The Assignor and Assignee hereby acknowledge that for all purposes the Assignor and Assignee are each separate and distinct legal entities. Accordingly, the Assignor shall not be liable to any third party for the debts, obligations and liabilities of the Assignee; and Assignee shall not be liable to any third party for the debts, obligations and liabilities of the Assignor to the extent that such debts, obligations and liabilities have not been expressly assumed by Assignee hereunder.

         5. Governing Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Delaware, and the parties hereto hereby acknowledge and agree that this Assignment and Assumption Agreement and the transactions contemplated hereunder were negotiated and entered into in the State of Delaware.

         6. Authority. The Assignor and Assignee each hereby represent respectively that they have full power and authority to enter into this Assignment.

         7. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

         8. Successors and Assigns. The Assignor and Assignee each agree that this Assignment will be binding and will inure to the benefit of the Assignor and its successors and assigns and the Assignee and its successors and assigns.

         IN WITNESS WHEREOF, this Assignment has been executed as of the date first above written.

                                             T & W FINANCE COMPANY V, L.L.C.,
                                                 Assignor

                                             By  /s/ MICHAEL A. PRICE
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                             T & W FUNDING COMPANY IV, L.L.C.,
                                                 Assignee

                                             By  /s/ MICHAEL A. PRICE
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                   SCHEDULE I


                        SCHEDULE OF EXISTING INDEBTEDNESS



Northwest Community Bank                          $201,468.20

Seafirst Bank                                   $8,947,739.88

Corestates Bank                                 $8,219,766.62

Key Bank of Washington                          $6,334,295.53

                                   SCHEDULE II


                                 LEASE SCHEDULE